Exhibit 10.1
AMENDMENT NO. 1 TO
TAX RECEIVABLE AGREEMENT

This Amendment No. 1 dated March 28, 2019 (the “Amendment”) to Tax Receivable Agreement (the “Agreement”) dated as of April 28, 2016, is adopted, executed and agreed to, for good and valuable consideration, among Red Rock Resorts, Inc. (the “Corporation”), Station Holdco LLC (the “Company”), Fertitta Business Management LLC (“FBM”), FI Station Investor LLC (“FI Station”) and FBM Sub 1 LLC (“FBM Sub”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, certain of the parties hereto previously entered into the Agreement on the terms and conditions therein set forth;

WHEREAS, FBM, FBM Sub and FI Station constitute, collectively, Members holding a majority of the outstanding Units (excluding Units held by the Corporation or any Exchanging Subsidiary); and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Agreement is hereby amended as follows:

Section 1. Amendment to Section 2.01. Section 2.01 of the Agreement is amended by deleting the existing text thereof in its entirety and substituting therefor the following: “[Intentionally Omitted]”.

Section 2. Amendment to Section 2.02. Section 2.02(a) of the Agreement is amended by adding the following sentence thereto immediately following the second sentence of the existing text thereof: “Notwithstanding the preceding sentence, to the extent that the Corporation shall have concluded that there is no Realized Tax Benefit or Realized Tax Detriment for such Taxable Year, the Corporation shall not be obligated to deliver to such Member a Tax Benefit Schedule for such Taxable Year.”.

Section 3. Governing Law. This Amendment shall be governed by and interpreted in accordance with the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 4. Severability. If any term or other provision of this Amendment or the Agreement as amended hereby is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Amendment and the Agreement as amended hereby shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment or the Agreement is not affected in any manner materially adverse to any party.

Section 5. Effect. Except as herein otherwise specifically provided (i) this Amendment shall be effective upon the execution and delivery hereof by the parties hereto and (ii) this Amendment and the Agreement as amended hereby shall be binding upon and inure to the benefit of the Members and their legal representatives, successors and permitted assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

RED ROCK RESORTS, INC.

By:	/s/ STEPHEN L. COOTEY
Stephen L. Cootey
Title:	Executive Vice President, Chief Financial Officer and Treasurer

STATION HOLDCO LLC By: Red Rock Resorts, Inc. Its: Managing Member

By:	/s/ STEPHEN L. COOTEY
Name:	Stephen L. Cootey
Title:	Executive Vice President, Chief Financial Officer and Treasurer

FERTITTA BUSINESS MANAGEMENT LLC

By:	/s/ FRANK J. FERTITTA III
Name:	Frank J. Fertitta III
Title:	General Manager

By:	/s/ LORENZO J. FERTITTA
Name:	Lorenzo J. Fertitta
Title:	General Manager

FI STATION INVESTOR LLC

By:	/s/ RICHARD J. HASKINS
Richard J. Haskins
Title:	President

FBM SUB 1 LLC

By:	/s/ FRANK J. FERTITTA III
Name:	Frank J. Fertitta III
Title:	General Manager